Exhibit 99.1

For more information contact
Brendan Burke
Vice President and Treasurer
(817) 224-7742
Brendan.Burke@dyn-intl.com

DYNCORP INTERNATIONAL INC.'S PARENT REPORTS RESULTS FOR FIRST QUARTER 2018

•	Revenue of $534.3 million

•	Net income attributable to Delta Tucker Holdings, Inc. of $16.4 million

•	Adjusted EBITDA of $47.2 million

•	Total backlog of $3.9 billion

•	DSO of 49 days

MCLEAN, Va. - (May 14, 2018) - Delta Tucker Holdings, Inc. (“Holdings”), the parent of DynCorp International Inc. (“DI,” and together with Holdings, the “Company”), a leading global services provider, today reported first quarter 2018 financial results.

First quarter 2018 revenue was $534.3 million, up 16.2% compared to $459.9 million recorded in the first quarter of 2017. The increase was primarily due to increased scope on the Logistics Civil Augmentation Program IV ("LOGCAP IV"), Afghanistan Life Support Services ("ALiSS") and T-6 Contractor Operated and Maintained Base Supply Bridge ("T-6 COMBS") programs and the G4 Worldwide Logistics Support, CLS Transport and Naval Test Wing Pacific O-Level Maintenance ("Naval Test Wing Pacific") contracts. The increase in revenue was partially offset by lower volume on the Bureau for International Narcotics and Law Enforcement Affairs, Office of Aviation ("INL Air Wing") program. Net income attributable to Holdings for the first quarter of 2018 was $16.4 million compared to a net loss of $0.5 million in the first quarter of 2017. The Company reported Adjusted EBITDA of $47.2 million for the first quarter of 2018 compared to $36.5 million for the same period in 2017.

“New business wins, continued growth on our existing contracts and exceptional operational performance drove increases in top line, earnings, and Adjusted EBITDA margins,” said George Krivo, Chief Executive Officer. “We are beginning 2018 with a very strong quarter and are confident in the outlook for the remainder of the year.”

First Quarter Highlights

•
In February 2018, DynLogistics announced the award of a contract extension from the United States Army Contracting Command to provide advisory, training and mentoring services to the Afghanistan Ministry of Defense. The extension has a one-year base period and two two-month options and a total potential value of $54.2 million.

•
In February 2018, DynLogistics announced the award of a contract extension from the United States Army Contracting Command to provide advisory, training and mentoring services to the Afghanistan Ministry of Interior. The extension has a one-year base period and two two-month options and a total potential value of $67.2 million.

•
In March 2018, DynLogistics announced two awards on the ALiSS contract for the Camp Eggers Support Services and Food Services task orders. The task orders have a total potential value of $89.9 million.

•
In March 2018, DynAviation announced the award of the Contract Field Teams ("CFT") task order re-compete at the Davis-Monthan Air Force Base in Tucson, Arizona to provide maintenance on the 357th Aircraft

Maintenance Unit's A-10 Thunderbolt aircraft. The re-compete has a one-year base period and one one-year option and a total potential value of $46.2 million.

•
In March 2018, DynLogistics announced the award of a contract modification to support the U.S. Army Garrison-Kwajalein Atoll (USAG-KA) on the U.S. Army Pacific Command (“PACOM”) task order under the LOGCAP IV contract. The modification has a period of performance from March 1, 2018 to September 12, 2018 and a total potential value of $45.6 million.

•
In March 2018 and April 2018, DynLogistics announced a contract extension and expansion, respectively, to support material management and logistics services for the U.S. Army Corps of Engineers’ ("USACE") South Atlantic Division, Task Force Power Restoration in Puerto Rico on the Northcom task order under the LOGCAP IV contract. The extension and expansion has a total potential value of $24.9 million.

Reportable Segment Results
DynAviation
Revenue in the first quarter of 2018 was $317.2 million, up 10.2% compared with $287.9 million recorded in the same period in 2017 primarily due to the new CLS Transport and Naval Test Wing Pacific contracts and the T-6 COMBS contract. The increase in revenue was partially offset by decreased content on the INL Air Wing contract and the completion of the Multi Sensor Aerial Intelligence Surveillance and Reconnaissance ("MAISR") Operations and Sustainment program.

Adjusted EBITDA was $27.0 million, compared to $21.4 million for the first quarter of 2017. The increase is primarily due to more favorable terms on the T-6 COMBS contract, the performance on our Naval Test Wing Atlantic contract and productivity gains on a number of programs.

DynLogistics
Revenue in the first quarter of 2018 was $217.5 million, up 26.2%compared with $172.4 million recorded in the same period in 2017. The increase was primarily due to increased scope on both the LOGCAP IV program and ALiSS contract and the G4 Worldwide Logistics Support contract, partially offset by the completion of the Philippines Operations Support ("POS") contract.

Adjusted EBITDA was $22.5 million, compared to $17.5 million for the first quarter of 2017. The increase was primarily due to higher volume on our LOGCAP IV program and ALiSS contract and the performance on the G4 Worldwide Logistics Support contract.

Liquidity
Cash provided by operating activities at the end of the first quarter of 2018 was $8.0 million compared to cash used in operating activities of $15.0 million for the same period in 2017.

The unrestricted cash balance at quarter-end was $117.5 million. The Company reduced its debt through a $54.9 million Excess Cash Flow payment on March 21, 2018 and had no borrowings outstanding under the Company’s revolving credit facility.

DSO was 49 and 54 days as of the end of the first quarter of 2018 and December 31, 2017, respectively, as the Company continued to focus on managing its customer payment cycles.

Bill Kansky, Chief Financial Officer, added, “Our strong first quarter performance, along with better visibility for the balance of the year, gives us increased confidence and allows us to raise our full year Adjusted EBITDA guidance range to $166 million to $170 million for 2018.”

Conference Call
The Company will host a conference call at 10:00 a.m. Eastern Time on May 14, 2018, to discuss results for the first quarter 2018. The call may be accessed by webcast or through a dial-in conference line.

To access the webcast and view the accompanying presentation, please go to http://www.dyn-intl.com, click on “Investor Relations” and “Events & Presentations.” Please go to the site approximately fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

To participate by phone, dial (866) 871-0758 and enter the conference ID number: 4549539. International callers should dial (706) 634-5249 and enter the same conference ID number above. A telephonic replay will be available from 1:00 p.m. Eastern Time on May 14, 2018, through 11:59 p.m. Eastern Time on June 14, 2018. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter the conference ID number.

About DynCorp International
DynCorp International, a wholly owned subsidiary of Delta Tucker Holdings, Inc., is a leading global services provider offering unique, tailored solutions for an ever-changing world. Built on approximately seven decades of experience as a trusted partner to commercial, government and military customers, DI provides sophisticated aviation, logistics, training, intelligence and operational solutions wherever we are needed. DynCorp International is headquartered in McLean, Va. For more information, visit www.dyn-intl.com.

Reconciliation to GAAP
In addition to the Company's financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP, including EBITDA and Adjusted EBITDA. We define EBITDA as GAAP net income (loss) attributable to the Company adjusted for interest, taxes, depreciation and amortization. Adjusted EBITDA is calculated by adjusting EBITDA for certain items from operations and certain other items as defined in our Indenture and New Senior Credit Facility. Management believes these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. We believe that Adjusted EBITDA is useful in assessing our ability to generate cash to cover our debt obligations including interest and principal payments. Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures please see the financial schedules accompanying this release.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Operating Income, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include other (loss) income and certain income/expense or gain/loss adjustments under the Company’s debt agreements that are difficult to predict in advance in order to include in a GAAP estimate.

Forward-looking Statements
This announcement may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act of 1933 and the Securities Exchange Act of 1934. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding the amount of our backlog, estimated total contract values, and 2018 outlook are other examples of forward-looking statements. We caution that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause our business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: our substantial level of indebtedness, our ability to refinance or amend the terms of that indebtedness, and changes in availability of capital and cost of capital; the ability to refinance, amend or generate sufficient cash to repay our indebtedness, including any future indebtedness, which may force us to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the future impact of mergers, acquisitions, divestitures, joint ventures or teaming agreements; the outcome of any material litigation, government investigation, audit or other regulatory matters; restatement of our financial statements causing credit ratings to be downgraded or covenant violations under our debt agreements; policy and/or spending changes implemented by the Trump Administration, any subsequent administration or Congress, including any further changes to the sequestration that the United States ("U.S.") Department of Defense ("DoD") is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, the LOGCAP IV and ALiSS contracts; the outcome of future extensions on awarded contracts and the outcomes of recompetes on existing programs; changes in the demand for services provided by our joint venture partners; changes due to pursuit of new commercial business in the U.S. and abroad; activities of competitors and the outcome of bid protests; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, indefinite quantity ("IDIQ") contracts and indefinite quantity contracts ("IQC"); the timing or magnitude of any award, performance or incentive fee granted under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstances or estimates that may have a material adverse effect upon the profitability of one or more contracts and our performance; implementation of the tax reform legislation known colloquially as the Tax Cuts and Jobs Act (the "Tax Act") or other tax reform implemented by the Trump Administration, and any subsequent administration or Congress; changes in our tax provisions or exposure to additional income tax liabilities that could affect our profitability and cash flows; uncertainty created by management turnover or other restructuring activities; termination or modification of key subcontractor performance or delivery; the ability to receive timely payments from prime contractors where we act as a subcontractor; and statements covering our business strategy, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (“SEC”) on March 21, 2018, and other risks detailed from time to time in our reports filed with the SEC and other risks detailed from time to time in our reports posted to our website or made available publicly through other means. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. We assume no obligation to update the forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements.

###
(Financial tables follow)

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)

	Three Months Ended
	March 31, 2018	March 31, 2017
Revenue	$534,293	$459,872
Cost of services	(465,423)	(399,477)
Selling, general and administrative expenses	(25,359)	(31,719)
Depreciation and amortization expense	(6,057)	(8,555)
Earnings from equity method investees	47	43
Operating income	37,501	20,164
Interest expense	(16,988)	(18,715)
Loss on early extinguishment of debt	(239)	—
Interest income	525	5
Other income, net	649	1,373
Income before income taxes	21,448	2,827
Provision for income taxes	(4,744)	(3,039)
Net income (loss)	16,704	(212)
Noncontrolling interests	(296)	(275)
Net income (loss) attributable to DTH, Inc.	$16,408	$(487)

Provision for income taxes	4,744	3,039
Interest expense, net of interest income	16,463	18,710
Depreciation and amortization (1)	6,820	8,898
EBITDA (2)	$44,435	$30,160

Certain income/expense or gain/loss adjustments per our credit agreements (3)	2,980	(166)
Employee share based compensation, severance, relocation and retention expense (4)	373	1,130
Cerberus fees (5)	31	650
Global Advisory Group expenses (6)	—	5,160
Other (7)	(634)	(406)
Adjusted EBITDA	$47,185	$36,528

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income (loss) attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the three months ended March 31, 2017, which we were able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million, which was fully utilized as of the second quarter of calendar year 2017.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY18 QTD Q1
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$25,934	$19,306	$(7,739)	$37,501
Depreciation and amortization expense (1)	498	416	5,906	6,820
Loss on early extinguishment of debt	—	—	(239)	(239)
Noncontrolling interests	—	—	(296)	(296)
Other income, net	199	81	369	649
EBITDA(2)	$26,631	$19,803	$(1,999)	$44,435

Certain income/expense or gain/loss adjustments per our credit agreements (3)	79	2,636	265	2,980
Employee share based compensation, severance, relocation and retention expense (4)	245	123	5	373
Cerberus fees (5)	14	9	8	31
Other (6)	—	(56)	(578)	(634)
Adjusted EBITDA	$26,969	$22,515	$(2,299)	$47,185

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY17 QTD Q1
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating (loss) income	$18,946	$17,500	$(16,282)	$20,164
Depreciation and amortization expense (1)	289	140	8,469	8,898
Noncontrolling interests	—	—	(275)	(275)
Other income, net	997	107	269	1,373
EBITDA(2)	$20,232	$17,747	$(7,819)	$30,160

Certain income/expense or gain/loss adjustments per our credit agreements (3)	—	(756)	590	(166)
Employee share based compensation, severance, relocation and retention expense (4)	793	323	14	1,130
Cerberus fees (5)	401	215	34	650
Global Advisory Group expenses (6)	—	—	5,160	5,160
Other (7)	—	(40)	(366)	(406)
Adjusted EBITDA	$21,426	$17,489	$(2,387)	$36,528

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net loss attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the three months ended March 31, 2017 which we were able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million, which was fully utilized as of the second quarter of calendar year 2017.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of
	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$117,523	$168,250
Accounts receivable, net of allowances of $9,417 and $10,142, respectively	119,398	352,550
Contract assets	200,940	—
Other current assets	43,098	52,542
Total current assets	480,959	573,342
Non-current assets	154,910	162,375
Total assets	$635,869	$735,717

LIABILITIES AND DEFICIT
Current portion of long-term debt, net	$—	$53,652
Other current liabilities	267,950	331,872
Total current liabilities	267,950	385,524
Long-term debt, net	530,575	527,039
Other long-term liabilities	12,069	13,081
Total deficit attributable to Delta Tucker Holdings, Inc.	(180,207)	(195,456)
Noncontrolling interests	5,482	5,529
Total deficit	(174,725)	(189,927)
Total liabilities and deficit	$635,869	$735,717

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED OTHER CONTRACT DATA
(Amounts in millions)

	As of
	March 31, 2018	December 31, 2017
Backlog(1):
Funded backlog	$1,048	$968
Unfunded backlog	2,861	3,201
Total Backlog	$3,909	$4,169

(1)
Backlog consists of funded and unfunded amounts under contracts. Funded backlog is equal to the amounts appropriated by a customer for payment of goods and services less actual revenue recognized as of the measurement date under that appropriation. Unfunded backlog is the dollar value of unexercised, priced contract options, and the unfunded portion of exercised contract options. Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the three months ended
	March 31, 2018	March 31, 2017
Cash Flow Information:
Net cash provided by (used in) operating activities	$8,049	$(15,048)
Net cash used in investing activities	(3,622)	(1,044)
Net cash used in financing activities	(55,154)	(79)

Net cash provided by (used in) operating activities	8,049	(15,048)
Less: Purchase of property and equipment	(4,852)	(1,757)
Proceeds from sale of property and equipment	12	370
Less: Purchase of software	(32)	(26)
Free cash flow	$3,177	$(16,461)